AGREEMENT

AGREEMENT BY AND BETWEEN BEZENET, INC., hereinafter referred to as "BI", QUEBEC, INC., hereinafter referred to as "SELLER" AND 5TH AVENUE CHANNEL CORP. hereinafter referred to as "5AC" entered into this 10th day of January, 2001.

Total amount of shares to be issued is 5,000,000 these shares are to pay for the following properties that Seller, BI, and 5AC have agreed to:

Property 1 - $90,000 1st Mortgage in Canadian dollars
Address of Property: terrain coin boul. Henri Bourassa et chemin de la
Canardiere
SELLER - Agent- Gaetan Laquerre- agent - 9075-3153 Quebec Inc. - 1392, 4E Avenue Quebec QC G1J 3B6- this agreement includes the following parcels:

See Exhibit A:

582-3PTIE
582-2PTIE
582-1PTIE
582-54PTIE
582-53PTIE
582-52PTIE
582-51PTIE - Parcel 1S, 1H, 2A
582-50PTIE
582-49PTIE
582-48PTIE
582-47PTIE
582-46PTIE

Property 2 - $125,000 1st Mortgage in Canadian dollars
Address of Property: 254 boul. Des Capucins, Quebec, province de Quebec, G1J3R4, circonstances et dependences.
Representations: Income $2,000, Mortgage $900, tax $800, Ins. $150, all representations are per month Canadian dollar
SELLER - Agent - Gaetan Laquerre - 9015-7769 Quebec Inc. - 1187 1ERE Avenue Quebec QC G1L 3K7 - this agreement includes the following parcels:

See Exhibit B

Property 3 - $573,000 1st Mortgage Canadian
Address of Property to be sold: 1095 Canardiere, App4 Quebec QC
Representations: Income $14,000, Mortgage $3,000, Tax $2,200, Elec. 2,000 all representations are per month Canadian dollar
SELLER - Agent - Gaetan Laquerre - 9011-1345 Quebec Inc.- 1392, 4E Avenue Quebec QC G2C 1J6- this agreement includes the following parcels:

See Exhibit C

Property 4 - $127,000 1st Mortgage in Canadian dollars
Address of Property : 270 5eme rue, Quebec, province de Quebec, circonstances et dependences
Representations: Income $5,000, Mortgage $1,500, Tax $1,000, Electric $400, Ins. $100 all representations are per month Canadian dollars
SELLER - Agent - Gaetan Laquerre - 9059-7097 Quebec Inc. - 1392 4EME Avenue Quebec QC G1J 3B6 - this agreement includes the following parcels:

See Exhibit D

The following share amounts will be distributed accordingly in exchange for the property:

One certificate in the amount of 1,500,000:

1,500,000     -     9015-7769 Quebec, Inc.
                    1392 4 Avenue
                    Quebec QC G1J 3B6

The following shares are to be issued in 15 certificates in the amount of 100,000 shares per certificate:

100,000       -     Bezenet, Inc.
                    757 Arthur Godfrey Rd.
                    Miami Beach, FL 33140

In 15 certificates for a total of 1,500,000 shares.

The following shares are to be issued in several certificates in the following amounts:

     100,000  -     Jean-Marc Trottier
                    370, boul. Rene-Levesque Ouest, Bureau 3,
                    Quebec QC G1S 1R9

     100,000  -     Jean-Marc Trottier
                    370, boul. Rene-Levesque Ouest, Bureau 3,
                    Quebec QC G1S 1R9

      50,000  -     Jean-Marc Trottier
                    370, boul. Rene-Levesque Ouest, Bureau 3,
                    Quebec QC G1S 1R9

     250,000  -     Maurice Egozi
                    19931 NE 36th Place

                    Aventura, FL 33180

1,500,000     -     Maurice Egozi
                    19931 NE 36th Place
                    Aventura, FL 33180

For a total of 5 certificates in the total amount of 2,000,000 shares.

Continental Transfer Agent shall disperse the entire amount of the shares in the manner described above, after the following criteria has been performed which Sellers are obligated to perform upon closing:

     a) Title of the 4 properties listed above are in the name of 5th Avenue Channel Corp.
     b) Verification of first mortgages, amounts which are in good standing, including but not limited the approval by the banks holding the mortgages that 5th Avenue Channel Corp. shall assume such mortgages.
     c) Verification of Income and expenses that were represented on purchase of sale.

Representations by seller. BI and Seller warrants and represents the following:

          a. Seller is the owner of and has good and marketable title to the abovementioned properties, free from all liabilities, liens, and any and all other encumbrances.
          b. Seller holds the ownership rights to the abovementioned property including but not limited to any and all licenses.
          c. To Seller's knowledge, Seller has complied with all laws, rules, and regulations of the city, state, and federal governments.
          d. Seller has paid all applicable social security, withholding, sales, and unemployment insurance taxes to the city, state, and federal governments to date.
          e. Seller has entered into no contract to sell, or license the abovementioned property or any portion thereof.
          f. Seller has entered into no contracts relating to the abovementioned property. There are no judgments, liens, actions, or proceedings pending against Seller in any court.

Jurisdiction. This Agreement, its interpretation, performance or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, internal, substantive laws in the State of Florida, County of Dade. If either party employs attorneys to enforce any right or claim arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, in arbitration, litigation or otherwise.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be deemed the same Agreement.

Headings. Section headings are for convenience only and are not a part of the Agreement.

No Reliance. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

Presumptions. In resolving any dispute or construing any provision hereunder, there shall be no presumptions made or inferences drawn (i) because the attorneys for one of the parties drafted the agreement, (ii) because of the drafting history of the agreement; or (iii) because of the inclusion of a provision not contained in a prior draft, or the deletion contained in a prior draft.

Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or enforceable in any respect, the remaining provision shall remain in full force and effect.

Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same of any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.



/s/ SERGIO MASSAGLIA                   /s/ GAETAN LAQUERRE
-----------------------------------    -----------------------------------
Sergio Massaglia, President            Gaetan Laquerre, President
Bezenet, Inc.                          Quebec, Inc.
                                       (Seller - Representative with power of
                                       attorney to sign on behalf of all
                                       companies represented in this agreement.)



/s/ ERIC LEFKOWTIZ
-----------------------------------
Eric Lefkowitz, Vice President
5th Avenue Channel Corp.



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Witness                                Witness